UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2009

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 13, 2009, Sealy Corporation (the “Company”) issued a press release announcing that it has adopted a comprehensive plan to refinance its existing senior secured credit facilities and replace them with indebtedness that has longer-dated maturities and eliminates quarterly maintenance-based covenants, including an intention for an offering by its subsidiary Sealy Mattress Company of $350,000,000 aggregate principal amount of senior secured notes due 2016 through a private placement. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a Preliminary Offering Memorandum that is being disseminated in connection with the Notes offering described above.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 to comply with Regulation FD. Such information, including the accompanying Exhibits 99.1 and 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Exchange Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K)

Exhibit 99.1 - Press Release, issued by Sealy Corporation on May 13, 2009.

Exhibit 99.2 - Disclosure regarding Sealy Corporation and Sealy Mattress Company in connection with the distribution of the Preliminary Offering Memorandum for $350,000,000 aggregate principal amount of senior secured notes due 2016.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEALY CORPORATION

Date: May 14, 2009	/s/ KENNETH L. WALKER
	By:	Kenneth L. Walker
	Its:	Senior Vice President and General Counsel